                                                                      EXHIBIT 11

                           Rhone-Poulenc Rorer Inc.
                   Computation of Earnings Per Common Share
            (Dollars and shares in millions except per share data)

                                                                                        Years Ended December 31,
                                                                       -----------------------------------------------------------
                                                                             Restated
                                                                               1994               1993                1992
                                                                       ------------------  ------------------  -------------------
                                                                                Pro Forma                      Dollars  Per Share
                                                                       Dollars  Per Share  Dollars  Per Share  -------  ---------
                                                                       -------  ---------  -------  ---------
Net income per common share, primary:

Net income before preferred dividends and cumulative effect of
    accounting change............................................      $ 367.1             $ 421.1             $ 423.3
Less:  Preferred dividends.......................................         19.2                12.4                10.1
                                                                       -------             -------             -------
Net income before cumulative effect of accounting change.........        347.9               408.7   $ 2.96      413.2   $ 2.99
Cumulative effect of accounting change...........................         --                  --        --        15.0      .11
                                                                       -------             -------   ------    -------   ------
Net income available to common shareholders......................        347.9             $ 408.7   $ 2.96    $ 428.2   $ 3.10
                                                                                           =======   ======    =======   ======
Pro forma adjustments for interest and preferred dividends,
    net of tax effects...........................................         (9.1)
                                                                       -------
Net income available to common shareholders,
    pro forma....................................................      $ 338.8   $ 2.50
                                                                       =======   ======
Average shares outstanding.......................................        135.3               138.2               138.1
                                                                       =======             =======              ======
Net income per common share, fully diluted:
Net income before preferred dividends and cumulative effect of
    accounting change............................................      $ 367.1             $ 421.1             $ 423.3
Less:  Preferred dividends.......................................         19.2                12.4                10.1
                                                                       -------             -------             -------
Net income before cumulative effect of accounting change.........        347.9               408.7   $ 2.94      413.2   $ 2.96
Cumulative effect of accounting change...........................         --                   --       --        15.0      .11
                                                                       -------             -------   ------    -------   ------
Net income available to common shareholders......................        347.9             $ 408.7   $ 2.94    $ 428.2   $ 3.07
                                                                                           =======   ======    =======   ======
Pro forma adjustments for interest and preferred dividends,
    net of tax effects...........................................         (9.1)
                                                                       -------
Net income available to common shareholders,
    pro forma....................................................      $ 338.8   $ 2.50
                                                                       =======   ======
Average shares outstanding.......................................        135.3               138.2               138.1
Shares contingently issuable for stock plan......................           .3                  .7                 1.4
                                                                       -------             -------              ------
Average shares outstanding, assuming full dilution...............        135.6               138.9               139.5
                                                                       =======             =======              ======
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This calculation is submitted in accordance with the regulations of the
Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3 percent in all years presented.